Exhibit 99.1

Contacts: Bret L. Undem
Media Relations
Tel. (425) 493-2293
Fax. (425) 493-2010

FOR RELEASE
January 26, 2006

COMBIMATRIX EXPANDS RELATIONSHIP WITH INBIO

Newport Beach, Calif. - (BUSINESS WIRE) - January 26, 2006 - Acacia Research Corporation (Nasdaq: CBMX:ACTG) announced today that the CombiMatrix group has expanded its relationship with its existing partner, INBIO, for the Asia Pacific region. Major components of the expanded relationship include the transfer of day-to-day operational responsibility and majority ownership of CombiMatrix Corporation’s wholly owned subsidiary, CombiMatrix K.K. (the “KK”) to INBIO along with an expanded distribution agreement that encompasses Japan.

INBIO has obtained 67% of the voting interests in the KK and will expand its distribution agreements with the CombiMatrix group. INBIO will assume all operational and financial responsibilities of the KK including its liabilities. The CombiMatrix group will manage new business and strategic relationships and opportunities from its US headquarters in Mukilteo, Washington. The KK and INBIO will focus exclusively on sales of the CombiMatrix group’s products and services.

“As we continue to focus on the US market with our direct sales efforts we are pleased that our Australian partner INBIO has agreed to take on majority ownership of the KK, including financial and operational responsibilities. The experience of INBIO executives in the Japanese markets as well as their proximity will enable more efficient management of our now jointly owned Japanese subsidiary,” said Dr. Amit Kumar, President and CEO of CombiMatrix.

“We are pleased with the opportunity to expand our geographic reach through this closer relationship with the CombiMatrix group and CombiMatrix K.K. We are confident that with the CombiMatrix group’s expanded suite of products and services that this will be a very beneficial relationship for all parties,” said Mr. Mark Humble, President of INBIO.

ABOUT INBIO
INBIO is the Life Science arm of BioInsight Pty Ltd and provides comprehensive distribution coverage for the Australian and New Zealand Life Science market for our international partners. With a highly experienced commercial team, our focus is on providing innovative solutions for gene expression analysis. INBIO has formed distribution alliances with a range of organizations to satisfy our customers demand for such products in this growing market segment. For more information on INBIO, visit  our website at http://www.inbio.com.au.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 38 patent portfolios, which include over 140 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, hearing aid ECS, image resolution enhancement, interactive data sharing, interactive television, interstitial Internet advertising, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging and spreadsheet automation.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.